As filed with the Securities and Exchange Commission on July 28, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FIRST NATIONAL MASTER NOTE TRUST
(Issuing entity in respect of the Notes)
FIRST NATIONAL FUNDING LLC
(Depositor)
(Exact name of registrant as specified in its charter)

Nebraska	02-0598125

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1620 Dodge Street
Stop Code 3084
Omaha, Nebraska 68197-3084
(402) 341-0500
(Address, including ZIP code, and telephone number,
including area code, of registrant’s principal executive offices)
Karlyn M. Knieriem
First National Bank of Omaha
1620 Dodge Street
Stop Code 3084
Omaha, Nebraska 68197-3084
(402) 341-0500
(Name, address, including ZIP code, and telephone number,
including area code, of agent for service)
COPIES TO:

Mark A. Ellis Kutak Rock LLP 1650 Farnam Street Omaha, Nebraska 68102-2186 (402) 346-6000	Timothy D. Hart First National Bank of Omaha 1620 Dodge Street, Stop Code 3084 Omaha, Nebraska 68197-3084 (402) 341-0500	Mary C. Fontaine Mayer Brown LLP 71 S. Wacker Drive Chicago, Illinois 60606-4637 (312) 701-7106
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-140273
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS		PROPOSED MAXIMUM	PROPOSED MAXIMUM
OF SECURITIES TO BE	AMOUNT TO BE	OFFERING PRICE PER	AGGREGATE OFFERING	AMOUNT OF
REGISTERED	REGISTERED (1)	UNIT (2)	PRICE (2)	REGISTRATION FEE
ASSET BACKED NOTES	$110,090,000	100%	$110,090,000	$6,144

(1)	The registrant previously registered an aggregate amount of $2,000,000,000 of asset backed notes on the registration statement on Form S-3 (Registration No. 333-140273). Of such securities, an aggregate of $1,449,550,000 have been sold, leaving a remaining balance of $550,450,000.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) OF THE SECURITIES ACT OF 1933.

EXPLANATORY NOTE
          This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3.
          This Registration Statement relates to the shelf registration statement on Form S-3 (File Number 333-140273) (the “Prior Registration Statement”) declared effective on April 3, 2007 by the Commission, and is being filed for the purpose of registering up to $110,090,000 additional aggregate principal amount of the Registrant’s asset backed notes. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

2

SIGNATURES
EXHIBIT INDEX
EX-5.1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 28, 2009.

FIRST NATIONAL FUNDING LLC
By:	FIRST NATIONAL FUNDING CORPORATION,
Managing Member

By:	/s/ Timothy D. Hart
Timothy D. Hart
President

II-1

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy D. Hart Name: Timothy D. Hart	President (Principal Executive Officer) and Director	July 28, 2009

/s/ Nicholas W. Baxter Name: Nicholas W. Baxter	Chairman of the Board and Director	July 28, 2009

/s/ Karlyn M. Knieriem Name: Karlyn M. Knieriem	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2009

/s/ Jill A. Russo Name: Jill A. Russo	Director	July 28, 2009

/s/ Kevin P. Burns Name: Kevin P. Burns	Director	July 28, 2009

II-2

EXHIBIT INDEX
     The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit
No.	Description

5.1	Opinion of Kutak Rock LLP with respect to legality

8.1	Opinion of Kutak Rock LLP with respect to tax matters (included in Exhibit 5.1)

23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1)

II-3